Form 8-K-Current Report

ITEM 4.     CHANGES IN REGISTRANT"S CERTIFYING ACCOUNTANTS


On December 11, 2000, the Board of Directors agreed to dismiss
 Urbach, Kahn, & Werlin LLP as its  independent accountants.

During the two fiscal years ended December 31, 1999 and the subsequent interim period through September 30, 2000,
  (i) there were no disagreements with Urbach, Kahn& Werlin LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which make reference in connection with its report to the subject matter of the disagreement, and (ii) Urbach, Kahn & Werlin LLP has not advised the registrant of any reportable events as defined in paragraph (A) through (D) of Regulation S-K item 304 (a) (1) (v).

The accountants report of Urbach, Kahn and Werlin on the consolidated financial statements of Bath National Corporation and subsidiaries as of and for the years ended December 31, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to any uncertainty, audit scope, or accounting principles. A letter from Urbach, Kahn & Werlin, LLP will follow.



						December 14, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Commissioners:

We have read the statements made
 by Bath National Corporation ("Bath"),
 which we understand have been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of Bath's Form 8-K report dated December 14, 2000. We agree with the statements concerning our firm in such Form 8-K.



						URBACH KAHN & WERLIN LLP










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